                                  EXHIBIT 23



                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (nos. 33-47817 and 33-47818) of Waste Recovery, Inc. of our report dated March 16, 1998 appearing on page F-1 of this Form 10-K.



GRANT THORNTON LLP


Dallas, Texas
March 16, 1998